UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14191 Myford Road, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

This Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by Avid Bioservices, Inc. (the “Company”) with the Securities and Exchange Commission on October 25, 2023 (the “Original Filing”). The Original Filing was filed to report the results of the matters submitted to a vote by the Company’s stockholders at its 2023 Annual Meeting of Stockholders held on October 23, 2023 (the “2023 Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently it will conduct future non-binding stockholder advisory votes on the compensation of its named executive officers. No other changes have been made to the Original Filing.

As previously reported in the Original Filing, at the 2023 Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder non-binding advisory votes on the compensation of the Company’s named executive officers, commonly referred to as “say-on-pay” votes. In addition, as previously reported in the Original Filing, a majority of the votes cast on the frequency proposal were cast in favor of holding a “say-on-pay” vote every year.

The Company’s Board of Directors has considered the outcome of this advisory vote and has determined, consistent with the stated preference of the Company’s stockholders, that the Company will hold future advisory “say-on-pay” votes every year until the next required vote regarding the frequency of stockholder advisory votes on executive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: November 17, 2023	By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

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